UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2005

ACE*COMM Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-721-3814

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2005, ACE*COMM Corporation (the "Company") granted restricted stock, as authorized by the Compensation Committee of the Board of Directors of the Company, to the Company’s executive officer named below pursuant to the Amended and Restated Omnibus Stock Plan (the "Plan"), John B. Bennett, President, was awarded 50,000 and 16,667 Restricted Stock Grants.

The award of 50,000 shares of restricted stock will become vested as to one-fourth of the total number of shares of restricted stock covered by this grant on June 8, 2006 (the "Vesting Date"), and an additional one-fourth of the total number of shares of restricted stock shall vest on each of the second, third and fourth anniversary of the Vesting Date, provided the executive continues in service to the Company. This restricted stock award is subject to the terms of the Plan.

The award of 16,667 shares of restricted stock will become vested in accordance with certain performance objectives for fiscal year 2006. The performance objectives are based on the fiscal 2006 objectives for revenue, profitability and sales bookings for the Company. This restricted stock award is subject to the terms of the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM Corporation

October 31, 2005	By:	/s/ Steven R. Delmar

Name: Steven R. Delmar
Title: Chief Financial Officer